CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest
event reported)
August 5, 2016
SANTO MINING CORP.

(Exact name of registrant
as specified in its charter)
(State or other jurisdiction
of incorporation)
FLORIDA  333-169503
(Commission
File Number)

(IRS Employer
Identification No.)

27-0518586

13117 NW 107 AVE, SUITE E-3
Hialeah Garden, FL  33018

Address of principal
executive offices)
Hialeah Garden, FL
(Zip Code)
33018
Registrants
telephone number
including area code
888-543-8555
(Former name or former address,
if changed since last report.)
Santo Pito Corporation
Check the appropriate box below
if the Form 8K filing is intended
to simultaneously satisfy the filing
obligation of the registrant under
any of the following provisions
(see General Instruction A2 below):
[ ] Written communications
pursuant to Rule 425 under
the Securities Act (17 CFR 230.425)
[ ] Soliciting material
pursuant to Rule 14a-12 under
the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications
pursuant to Rule 14d-2(b) under
the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications
pursuant to Rule 13e-4(c) under
the Exchange Act (17 CFR 240.13e-4(c))

The company has recently amended
previously filed reports on Edgar
to clarify the shell status of the
company.  Previous reporting on
this was contradictory and the
company felt obligated to
clarify the issue.  In doing so,
the Company and its officers
investigate previous filings,
the former operating company
and detailed the history of
the company and its filing
with its former officer and
director, Alain French.
The Company discovered that
the former operating business
of the Company, known then
as Santo Pita, is and has always
been in operation with employees,
revenues and operations.  The
Company verified via Mr. French
that Santo Mining has always
had operations that in the
opinion of the Company confirm
that it has never been a shell.
Separately, the Company had
engaged two separate attorney's and presented the facts as known to them and obtained two separate
legal opinions concluding that
Santo Mining is not and has never
been a shell.

Therefore the Company is filing
this 8-K along with an
affidavit from Mr.French
regarding this issue.

SIGNATURES
Pursuant to the requirements
of the Securities Exchange
Act of 1934, the registrant
has duly caused this report
to be signed on its behalf
by the undersigned hereunto
duly authorized.
SANTO MINING CORP.

Date: August 5th, 2016
By:/s/
Name:  Franjose Yglesias
President and CEO

Date: August 5th, 2016
By:/s/
Name: Matthew Arnett
Secretary of the Board of Directors